UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 18, 2023

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 8.01	Other Events

On January 18, 2023, the period to appeal the Final Judgment Order (the “Final Order”) issued by the Circuit Court of Baltimore (the “Circuit Court”) on December 16, 2022, in the matter Curtis J. Timm, et al. v Impac Mortgage Holdings, Inc., et al. (the “Maryland Action”), expired and became final and non-appealable. Pursuant to the Final Order, Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”) will make certain cash and stock distributions to the former holders of shares of the Company’s 9.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), as further described below.

Cash Distribution

In connection with the Maryland Action, it was previously determined that the Company is required to pay an amount on shares of its Series B Preferred Stock equal to the dividend amount on the Series B Preferred Stock for the second, third and fourth quarters of 2009, in the aggregate amount of $1,169,985.94 (the “2009 Dividend Amount”). Pursuant to the Final Order, the Circuit Court will issue a further Order directing the Clerk of the Circuit Court to distribute the 2009 Dividend Amount, currently held in the Court’s registry, as follows:

•	$400,985.41 of the 2009 Dividend Amount to Lead Counsel, Tydings and Rosenberg LLP (“Lead Counsel”) for the benefit of Plaintiff Camac and/or Lead Counsel for attorneys’ fees, litigation expenses, notice administrator fees and incentive awards.

•	$52,330.62 of the 2009 Dividend Amount to Costello Law Group (“Timm Counsel”), for the benefit of Plaintiff Timm and/or Timm Counsel, for attorneys’ fees, litigation expenses, reimbursements and incentive awards.

•	The balance of the 2009 Dividend Amount, in the amount of $716,669.91 to the former holders of Series B Preferred Stock who held shares of Series B Preferred Stock as of the close of business on August 15, 2022 (the “Record Date”), pro rata based on the number of shares of Series B Preferred Stock owned on the Record Date as a percentage of the total number of shares of Series B Preferred Stock held by such former holders on such date.

The foregoing cash distributions will be made by the Company, on or before February 17, 2023.

Stock Distribution

As previously disclosed in connection with the Company’s previously announced exchange offers, the Company was ordered to deposit (i) 13,311,840 shares of the Company’s 8.25% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “New Preferred Shares”), and (ii) 4,437,280 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Shares”) into an escrow account in the custody of American Stock Transfer & Trust Company, LLC (“AST”), the Company’s escrow agent (the “Stock Escrow”), as a source for an award of attorney's fees, expenses or other monetary award to be deducted and paid to legal counsel in the Maryland Action, with any remainder to be paid to certain former holders of the Company's Series B Preferred Stock.

Pursuant to the Final Order, the Circuit Court awarded attorneys’ fees to Lead Counsel in the amount of 6,156,726 New Preferred Shares (the “Lead Counsel Shares”) to be distributed to Lead Counsel from the New Preferred Shares currently held in the Stock Escrow. In addition, the Circuit Court ordered that any New Preferred Shares remaining in the Stock Escrow following the disbursement of the Lead Counsel Shares to Lead Counsel (i.e. 7,155,114 shares) and all of the Common Shares currently held in the Stock Escrow be distributed to the former holders of Series B Preferred Stock who held shares of Series B Preferred Stock as of the close of business on October 20, 2022 (the “Expiration Date”).

Any fractional Common Shares remaining after such distribution shall be combined and sold by brokers holding such shares on behalf of their beneficial owners on the NYSE American, and the cash proceeds distributed pro rata to such former holders of shares of Series B Preferred Stock, in accordance with the number of shares of Series B Preferred Stock held by each such holder as of the Expiration Date.

The foregoing distributions will be made by the Company on or before February 17, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impac Mortgage Holdings, Inc.
Date: January 24, 2023

	By:	/s/ Joseph Joffrion
	Name:	Joseph Joffrion
	Title:	General Counsel